   As filed with the Securities and Exchange Commission on February 11, 1999
                                                        File No. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         EQUITY OFFICE PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

         Maryland                                        36-4151656
(State or other jurisdiction of                        (I.R.S. Employer
 Incorporation of Organization)                       Identification No.)

         Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

                              AMENDED AND RESTATED
                         EQUITY OFFICE PROPERTIES TRUST
                     1997 SHARE OPTION AND SHARE AWARD PLAN
                            (Full Title of the Plan)

                            Stanley M. Stevens, Esq.
                               Chief Legal Counsel
                         Equity Office Properties Trust
                      Two North Riverside Plaza, Suite 2200
                             Chicago, Illinois 60606
                     (Name and Address of Agent for Service)

                                 (312) 466-3300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Ruth Pinkham Haring, Esq.
                          Rosenberg & Liebentritt, P.C.
                      Two North Riverside Plaza, Suite 1600
                             Chicago, Illinois 60606

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                 Proposed Maximum    Proposed Maximum
                                                Amount to be      Aggregate Price        Aggregate           Amount of
    Title of Securities to be Registered         Registered        Per Share (1)    Offering Price (1)    Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
$.01 par value per share...............        8,499,434(2)(3)       $26.03125         $221,250,891(2)        $61,508(2)

===========================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange on February 10, 1999, pursuant to Rule 457(h)(1).

(2) 11,121,786 of the Registrant's Common Shares of Beneficial Interest (the "Common Shares") have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore, relates to only those additional 8,499,434 Common Shares being registered pursuant hereto.

(3) This Registration Statement shall also cover any Common Shares which become issuable under the Amended and Restated Equity Office Properties Trust 1997 Share Option and Share Award Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement of Equity Office Properties Trust (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated August 13, 1997 (No. 333-33501) covering 11,121,786 of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), issuable upon the award of share grants and the exercise of share options granted under the Amended and Restated Equity Office Properties Trust 1997 Share Option and Share Award Plan (the "Plan").

         The Plan provides that the number of Common Shares issuable thereunder shall equal 6.8% of the outstanding Common Shares calculated on a fully-diluted basis on the first day of each calendar year, subject to the occurrence of certain events (the "Maximum Number"). Based upon this calculation as of January 1, 1999, the current Maximum Number of Common Shares issuable under the Plan is 19,621,220. The total number of Common Shares currently registered for issuance pursuant to the Plan is 11,121,786 and this registration statement covers the additional 8,499,434 Common Shares to be registered hereunder.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, as of February 11, 1999.

                     EQUITY OFFICE PROPERTIES TRUST
                     (Registrant)

                     By:   /s/ Timothy H. Callahan
                          -----------------------------------------------------
                           Timothy H. Callahan, President and
                           Chief Executive Officer

                             POWER OF ATTORNEY

         We, the undersigned trustees and officers of Equity Office Properties Trust, do hereby constitute and appoint Samuel Zell and Timothy H. Callahan and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 11, 1999:


Name                                               Title
----                                               ------

/s/ Timothy H. Callahan                            President, Chief Executive Officer and Trustee
-------------------------------------------------
Timothy H. Callahan

/s/ Richard D. Kincaid                             Chief Financial Officer
-------------------------------------------------
Richard D. Kincaid

/s/ Samuel Zell                                    Chairman of the Board and Trustee
-------------------------------------------------
Samuel Zell

/s/ Sheli Z. Rosenberg                             Trustee
-------------------------------------------------
Sheli Z. Rosenberg

                                                   Trustee
-------------------------------------------------
Thomas E. Dobrowski

/s/ James D. Harper, Jr.                           Trustee
-------------------------------------------------
James D. Harper, Jr.

/s/ Jerry M. Reinsdorf                             Trustee
-------------------------------------------------
Jerry M. Reinsdorf

/s/ William M. Goodyear                            Trustee
-------------------------------------------------
William M. Goodyear

/s/ David K. McKown                                Trustee
-------------------------------------------------
David K. McKown

/s/ H. Jon Runstad                                 Trustee
-------------------------------------------------
H. Jon Runstad

/s/ Edwin N. Sidman                                Trustee
-------------------------------------------------
Edwin N. Sidman

/s/ D. J. A. de Bock                               Trustee
-------------------------------------------------
D. J. A. de Bock

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




                                     EXHIBIT INDEX

 Exhibit                                   Exhibit
 Number                                   Description
---------                                -------------
 4.1        *    Amended and Restated Declaration of Trust of the Company.
                 (Exhibit 3.1 to the Registrant's Form S-11 Registration
                 Statement No. 333-26629.)

 4.3        *    Amended Bylaws of the Company. (Exhibit 3.2 to the
                 Registrant's Current Report on Form 8-K dated June 30, 1998.)

 4.4        *    Amended and Restated Equity Office Properties Trust 1997 Share
                 Option and Share Award Plan. (Exhibit 99.1 to the Registrant's
                 Current Report on Form 8-K dated June 30, 1998.)

 5               Opinion of Rosenberg & Liebentritt, P.C. dated February 11,
                 1999.

23.1             Consent of Rosenberg & Liebentritt, P.C. (included as part of
                 Exhibit 5).

23.2             Consent of Ernst & Young LLP dated February 11, 1999.

23.3             Consent  of  PricewaterhouseCoopers  LLP  dated  February 10,
                 1999.

---------------

*  Exhibits are incorporated herein by reference from prior filings.

                                         II-4